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                              ARTICLES OF AMENDMENT

                                       OF

                       COLUMBIA MUNICIPAL BOND FUND, INC.



     Pursuant to ORS 60.434 and ORS 60.447, Columbia Municipal Bond Fund, Inc. (the "Corporation") has adopted an amendment to its Articles of Incorporation.

     1.   The name of the Corporation is Columbia Municipal Bond Fund, Inc.

     2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "The name of the Corporation is Columbia Oregon Municipal Bond Fund, Inc."

     3.   The amendment was adopted on October 22, 1999.

     4. Pursuant to ORS 60.434(5), shareholder action was not required to adopt the amendment. The Amendment was adopted by the Company's Board of Directors.

                  EFFECTIVE DATE:  February 22, 2000

                                      COLUMBIA MUNICIPAL BOND FUND, INC.



                                      By: J. JERRY INSKEEP, JR.
                                         ---------------------------------
                                      Name:      J. Jerry Inskeep, Jr.
                                      Title:     President